Exhibit 4.02








                          LEHMAN BROTHERS HOLDINGS INC.

           Dow Jones Internet Index SM Stock Upside Note Securities SM

                              Due November 10, 2004




Number R-1                                                $20,722,000.00
                                                          CUSIP 524908 CE 8


See Reverse for Certain Definitions

                  THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO SUCH DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE
DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TO LEHMAN BROTHERS HOLDINGS INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  LEHMAN BROTHERS HOLDINGS INC., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the "Company"), for value received, hereby promises to pay to CEDE & CO. or registered assigns, at the office or agency of the Company in the Borough of Manhattan, The City of New York, on November 10, 2004, or if a Market Disruption Event occurs, three Business Days after the Payment Determination Date (the "Stated Maturity"), in such coin or currency of the United States of America at the time of payment shall be legal tender for the payment of public and private debts, for each $1,000 principal amount of the Securities represented hereby, an amount equal to the greater of (a) $1,000 and (b) the Alternative Amount (the "Maturity Payment Amount").

                  Any amount payable, at Stated Maturity or Redemption, hereon will be paid only upon presentation and surrender of this Security.

                  REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SECURITY SET FORTH ON THE REVERSE HEREOF WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

                  This Security shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.

                  IN WITNESS WHEREOF, LEHMAN BROTHERS HOLDINGS INC. has caused this instrument to be signed by its Chairman of the Board, its Vice Chairman, its President, its Chief Financial Officer, one of its Vice Presidents or its Treasurer, by manual or facsimile signature under its corporate seal, attested by its Secretary or one of its Assistant Secretaries by manual or facsimile signature.

Dated:   November 10, 1999          LEHMAN BROTHERS HOLDINGS INC.


                                         By:    \s\    Jennifer Marre
                                                Name: Jennifer Marre
                                                Title:  Vice President
[SEAL]
                                         Attest:   \s\    Jeannine Cozzati
                                                   Name: Jeannine Cozzati
                                                   Title:   Assistant Secretary



                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                  This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


Dated: November 10, 1999

CITIBANK, N.A.
  as Trustee

By:     \s\ Wafaa Orfy
         Authorized Signatory

                              (Reverse of Security)

                  This Security is one of a duly authorized series of Securities of the Company designated as Dow Jones Internet Index SM Stock Upside Note Securities SM Due November 10, 2004 (herein called the "Securities"). This series of Securities is one of an indefinite number of series of debt securities of the Company, issued and to be issued under an indenture, dated as of September 1, 1987, as amended (herein called the "Indenture"), duly executed and delivered by the Company and Citibank N.A., as trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities.

                  The Alternative Amount shall be determined by the Calculation Agent pursuant to the Calculation Agency Agreement.

                  All percentages resulting from any calculation with respect to the Securities will be rounded at the Calculation Agent's discretion.

                  The Trustee shall fully rely on the determination by the Calculation Agent of the Maturity Payment Amount and shall have no duty to make any such determination.

                  The Securities are not redeemable prior to November 5, 2001. The Securities may be redeemed, at the option of the Company, as a whole or from time to time in part, during the 30-day period beginning on November 5 of each year, beginning in 2001 (the "Redemption"), at the applicable redemption price per $1,000 principal amount of Securities set forth below (the "Redemption Payment Amount"):

                  30-day redemption                  Redemption Payment Amount
                  period beginning on:
                  November 5, 2001                   $1,400

                  November 5, 2002                   $1,600

                  November 5, 2003                   $1,800


                  Notice of Redemption shall be given by mailing a notice to the Holders of such Redemption (the "Redemption Notice") in accordance with the Indenture.

                  This Security is not subject to any sinking fund.

                  If an Event of Default with respect to the Securities shall occur and be continuing, the amounts payable on all of the Securities may be declared due and payable in the manner and with the effect provided in the Indenture. The amount payable to the Holder hereof upon any acceleration permitted under the Indenture will be equal to the Maturity Payment Amount calculated as though the date of acceleration was the Stated Maturity.

                  The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than 66_% in aggregate principal amount of each series of Securities at the time Outstanding to be affected (each series voting as a class), evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to, or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Securities of all such series; provided, however, that no such supplemental indenture shall, among other things, (i) change the fixed maturity of any Security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon or reduce any premium payable on redemption, or make the principal thereof, or premium, if any, or interest therein payable in any coin or currency other than that hereinabove provided, without the consent of the holder of each Security so affected, or (ii) change the place of payment on any Security, or impair the right to institute suit for payment on any Security, or reduce the aforesaid percentage of Securities, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of each Security so affected. It is also provided in the Indenture that, prior to any declaration accelerating the maturity of any series of Securities, the holders of a majority in aggregate principal amount of the Securities of such series Outstanding may on behalf of the holders of all the Securities of such series waive any past default or Event of Default under the Indenture with respect to such series and its consequences, except a default in the payment of interest, if any or the principal of, or premium if any, on any of the Securities of such series, or in the payment of any sinking fund installment or analogous obligation with respect to Securities of such series. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future holders and owners of this Security and any Securities which may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Security or such other Securities.

                  No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal amount with respect to this Security.

                  The Securities are issuable in denominations of $1,000 and any integral multiples of $1,000.

                  The Company, the Trustee, and any agent of the Company or of the Trustee may deem and treat the registered holder (the "Holder") hereof as the absolute owner of this Security (whether or not this Security shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment hereof, or on account hereof, and for all other purposes and neither the Company nor the Trustee nor any agent of the Company or of the Trustee shall be affected by any notice to the contrary. All such payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, effectually satisfy and discharge liability for moneys payable on this Security.

                  No recourse for the payment of the principal of, premium, if any, or interest on this Security, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

                  As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the Corporate Trust Office or agency in a Place of Payment for this Security, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Securities of this series or of like tenor and of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                  THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         Set forth below are definitions of the terms used in this Security.

                  "Alternative Amount" shall mean, with respect to each $1,000 principal amount of Securities, the sum of (i) the Issue Price and (ii) the product of (x) the Issue Price multiplied by (y) the quotient of (1) the Final Index Level minus the Starting Level divided by (2) the Starting Level; provided, that the Alternative Amount shall not exceed $2,000.

                  "Business Day" shall mean any day that is not a Saturday, a Sunday or a day on which the NYSE or banking institutions or trust companies in the City of New York are authorized or obligated by law or executive order to close.

                  "Calculation Agent" shall mean the person that has entered into an agreement with the Company providing for, among other things, the determination of the Maturity Payment Amount, which term shall, unless the context otherwise requires, include its successors and assigns. The initial Calculation Agent shall be Lehman Brothers Inc.

                  "Calculation Agency Agreement" shall mean the Calculation Agency Agreement, dated as of November 10, 1999 between the Company and the Calculation Agent, as amended from time to time.

                  "Calculation Day" shall mean three Trading Days prior to November 10, 2004.

                  "Closing Level" shall mean the last reported level of the Index or the Successor Index, as the case may be, at 4:00 p.m., New York City time, as reported by Dow Jones or the publisher of the Successor Index, as the case may be.

                  "Close of Trading" shall mean 4:00 p.m., New York City time.

                  "Dow Jones" shall mean Dow Jones & Company, Inc.

                  "Final Index Level" shall equal (a) the Closing Level of the Index or a Successor Index, as the case may be, on the Calculation Day or (b) if a Market Disruption Event occurs on the Calculation Day, the Closing Level of the Index or that Successor Index, as the case may be, on the next Trading Day on which a Market Disruption Event does not occur.

                  "Index" shall mean the Dow Jones Internet Index, as calculated by Dow Jones & Company, Inc.

                  "Issue Price" shall mean $1,000 per each $1,000 principal amount of Securities.

                  "Market Disruption Event", on any day, shall mean any of the following events as determined by the Calculation Agent:

                  () A suspension, absence or material limitation of trading in 20% of more of the underlying stocks which then comprise the Index or any Successor Index, as the case may be, has occurred on that day, in each case, for more than two hours of trading or during the one-half hour period preceding the Close of Trading on the primary organized U.S. exchange or trading system on which such stocks are traded or, in the case of a common stock not listed or quoted in the United States, on the primary exchange, trading system or market for such stock. Limitations on trading during significant market fluctuations imposed pursuant to NYSE Rule 80B or any applicable rule or regulation enacted or promulgated by the NYSE, any other exchange, trading system, or market, any other self regulatory organization or the Securities and Exchange Commission of similar scope or as a replacement for Rule 80B, may be considered material. Notwithstanding the first sentence of this paragraph, a Market Disruption Event for a stock traded on a bulletin board means a suspension, absence or material limitation of trading of such stock for more than two hours or during the one hour period preceding 4:00 p.m., New York City time.

                  () A suspension, absence or material limitation has occurred on that day, in each case, for more than two hours of trading or during the one-half hour period preceding the Close of Trading in options contracts related to the Index or any Successor Index, as the case may be, whether by reason of movements in price exceeding levels permitted by an exchange, trading system or market on which such options contracts are traded or otherwise.

               () Information is unavailable on that date, through a recognized system of public dissemination of transaction information, for more than two hours of trading or during the one-half hour period preceding the Close of Trading, of accurate price, volume or related information in respect of 20% or more of the underlying stocks which then comprise the Index or any Successor Index, as the case may be, or in respect of options contracts related to the Index or any Successor Index, as the case may be, in each case traded on any major U.S. exchange or trading system or in the case of stocks of a non-U.S. issuer, the primary non-U.S. exchange, trading system or market.

         For purposes of determining whether a Market Disruption Event has occurred:

                  (i) a limitation on the hours or number of days of trading shall not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange, trading system or market;

                  (ii) any suspension in trading in an option contract on the Index or the Successor Index, as the case may be, by a major securities exchange, trading system or market by reason of (a) a price change violating limits set by such securities market, (b) an imbalance of orders relating to those contracts, or (c) a disparity in bid and ask quotes relating to those contracts, shall constitute a Market Disruption Event notwithstanding that the suspension or material limitation is less than two hours;

                  (iii) a suspension or material limitation on an exchange, trading system or in a market shall include a suspension or material limitation of trading by one class of investors provided that the suspension continues for more than two hours of trading or during the last one-half hour period preceding the Close of Trading on the relevant exchange, trading system or market but shall not include any time when the relevant exchange, trading system or market is closed for trading as part of that exchange's, trading system's or market's regularly scheduled business hours; and

                  (iv) "Trading systems" include bulletin board services.

                  "NYSE" shall mean the New York Stock Exchange.

                  "Payment Determination Date" shall mean the Calculation Day, unless a Market Disruption Event occurs with respect to such Payment Determination Date, in which case the first Trading Day after the Calculation Day on which a Market Disruption Event does not occur.

                  "Starting Level" shall mean 268.73.

                  "Stated Maturity" shall mean November 10, 2004, or if a Market Disruption Event occurs, three Business Days after the Payment Determination Date on which the Final Index Level has been determined.

                  "Successor Index" shall mean such substitute index as the Calculation Agent may select pursuant to the Calculation Agency Agreement upon discontinuance of the Index.

                  "Trading Day" shall mean a day on which trading generally is conducted on the NYSE, American Stock Exchange and NASDAQ NMS and in the over-the-counter market for equity securities as determined by the Calculation Agent.

                        --------------------------------
                  The following abbreviations, when used in the inscription on the face of the within Security, shall be construed as though they were written out in full according to applicable laws or regulations:



TEN COM -as tenants in common.....UNIF GIFT MIN ACT - ________ Custodian ______
 ..........................................(Cust).....................(Minor)
TEN ENT -.......as tenants by the entireties.......under Uniform Gifts to Minors
JT TEN  -       as joint tenants with right of......Act ________________________
 ................survivorship and not as tenants......            (State)
                in common

    Additional abbreviations may also be used though not in the above list.

                        --------------------------------

   FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE





                     (Name and Address of Assignee, including zip code, must be printed or typewritten.)


the within Security, and all rights thereunder, hereby irrevocably constituting and appointing to transfer the said Security on the books of the Company, with full power of substitution in the premises.

         Dated:



         NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Security in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:


THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED MEDALLION SIGNATURE GUARANTEE PROGRAM), PURSUANT TO S.E.C.
RULE 17Ad-15.